Sensata Technologies Holding plc and Certain Subsidiaries Announce Early Tender Results and Amendment of Cash Tender Offers
SWINDON, United Kingdom, November 11, 2025 — Sensata Technologies Holding plc (NYSE: ST) (“Sensata”) and its indirect, wholly owned subsidiaries Sensata Technologies B.V. (“STBV”) and Sensata Technologies, Inc. (“STI”) (each subsidiary, an “Offeror” and collectively, the “Offerors”) announced today the early tender results of the Offerors’ previously announced tender offers (each, individually with respect to a series of the notes described below, a “Tender Offer” with respect to such series, and collectively, the “Tender Offers”) to purchase up to $350,000,000 in total cash consideration payable, excluding the applicable accrued and unpaid interest (the “Maximum Tender Offer Amount”), for the senior notes issued by the respective Offerors (collectively, the “Notes”).

STBV is also announcing that it has amended its Tender Offer for the 4.000% Senior Notes due 2029 (Rule 144A CUSIP 81725W AK9 / Reg S CUSIP N78840 AM2) issued by it (the “STBV 2029 Notes”) to eliminate the cap on the purchase of such notes, which cap was previously set at $300,000,000 in aggregate principal amount of such notes (the “2029 Notes Tender Cap”).

The terms and conditions of the Tender Offers are set forth in the Offerors’ Offer to Purchase dated October 28, 2025 (as amended by the elimination of the 2029 Notes Tender Cap announced in this news release, the “Offer to Purchase”). Other than the elimination of the 2029 Notes Tender Cap, all of the terms of the previously announced Tender Offers remain unchanged. Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase.

The aggregate principal amount of STBV 2029 Notes that was validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on November 10, 2025 (the “Early Tender Deadline”) was $874,135,000. Accordingly, tenders of STBV 2029 Notes, considered alone, exceeded the Maximum Tender Offer Amount for the Tender Offers. Giving effect to the elimination of the 2029 Notes Tender Cap, STBV expects to accept for purchase STBV 2029 Notes having an aggregate purchase price approximately equal to the Maximum Tender Offer Amount of $350,000,000, which

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Notes, at the purchase price of $988.75 per $1,000 of principal amount, have an aggregate principal amount of approximately $353,976,000.

The amount of STBV 2029 Notes expected to be accepted for purchase was determined in accordance with the terms and conditions of the Tender Offers (giving effect to the elimination of the 2029 Notes Tender Cap). Under the terms of the Tender Offers, the STBV 2029 Notes had Acceptance Level Priority 1 (as defined in the Offer to Purchase).
STBV expects to elect to exercise its right to make payment on November 13, 2025 (the “Early Settlement Date”) for the STBV 2029 Notes that were validly tendered and not validly withdrawn prior to or at the Early Tender Date and that are accepted for purchase.

As a result of the elimination of the 2029 Notes Tender Cap and because the total cash consideration payable, excluding the applicable accrued and unpaid interest, for the STBV 2029 Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline exceeds the Maximum Tender Offer Amount, the applicable Offerors do not expect to accept for purchase all Notes that have been validly tendered and not validly withdrawn prior to or at the applicable Early Tender Deadline. Rather, in accordance with the Acceptance Priority Levels described in the Offer to Purchase, (a) STBV expects that the purchase of the STBV 2029 Notes will be prorated in accordance with the terms of the applicable Tender Offer at a rate of approximately 38.2349%, after excluding notes not subject to proration in order to satisfy minimum denomination requirements, (b) STBV does not expect to accept for purchase any of the 5.875% Senior Notes due 2030 issued by it, and (c) STI does not expect to accept for purchase any of the 4.375% Senior Notes due 2030 issued by it. As described in the Offer to Purchase, Notes tendered and not accepted for purchase will be promptly credited to the tendering holder’s account.

The consideration to be paid for the STBV 2029 Notes validly tendered and not validly withdrawn prior to or at the applicable Early Tender Deadline per $1,000 principal amount of such Notes accepted for purchase pursuant to the applicable Tender Offer is the “Total Consideration” for such Notes, as described in the Offer to Purchase. The Total Consideration includes an early tender premium of $50 per $1,000 principal amount of STBV 2029 Notes accepted for purchase. All holders of STBV 2029 Notes accepted for purchase will also receive, with respect to their STBV 2029 Notes, the applicable accrued and unpaid interest from the last interest payment date with respect to such STBV 2029 Notes to, but not including, the Early Settlement Date, if and when such STBV 2029 Notes are accepted for payment.

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The Tender Offers commenced on October 28, 2025 and are scheduled to expire at 5:00 p.m., New York City time, on November 26, 2025, unless extended by the applicable Offeror or earlier terminated with respect to any Tender Offer. However, because the aggregate principal amount of the Notes validly tendered and not validly withdrawn as of the Early Tender Deadline exceeds the Maximum Tender Offer Amount, no tenders of Notes submitted after the Early Tender Deadline are expected to be accepted for purchase in the Tender Offers.
The withdrawal deadline for the Tender Offers was 5:00 p.m., New York City time, on November 10, 2025 and has not been extended. Accordingly, previously tendered Notes may not be withdrawn, subject to applicable law.
The applicable Offeror’s obligation to accept for payment and to pay for any of the Notes validly tendered in the applicable Tender Offer is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase. The applicable Offeror(s) reserve the right, subject to applicable law, to: (i) waive any and all conditions to the applicable Tender Offer; (ii) extend or terminate the applicable Tender Offer; (iii) increase or decrease the Maximum Tender Offer Amount without extending or reinstating withdrawal rights; or (iv) otherwise amend the applicable Tender Offer in any respect.
The Offerors have retained Barclays Capital Inc. and Goldman Sachs & Co. LLC to act as Dealer Managers (the “Dealer Managers”) in connection with the Tender Offers. Questions and requests for assistance regarding the terms of the Tender Offers should be directed to Barclays Capital Inc. at (800) 438-3242 or by email at us.lm@barclays.com, or to Goldman Sachs & Co. LLC at (800) 828-3182 or by email at gs-lm-nyc@ny.email.gs.com. Copies of the Offer to Purchase and any amendments or supplements to the foregoing may be obtained from D.F. King & Co., Inc., the tender and information agent for the Tender Offers (the “Tender and Information Agent”), by calling (212) 269-5550 (for banks and brokers only) or (800) 549-6864 (for all others), via email at Sensata@dfking.com.

None of the Offerors, Sensata, the Dealer Managers, the Tender and Information Agent, the trustees under the indentures governing the Notes, or the guarantors party to the indentures governing the Notes, nor any of their respective affiliates, is making any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender. Holders should consult their tax, accounting, financial and legal advisers regarding the tax, accounting, financial and legal consequences of participating or declining to participate in the Tender Offers.

The Tender Offers are only being made pursuant to the Offer to Purchase. This press

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release is neither an offer to purchase or sell nor a solicitation of an offer to purchase or sell any Notes in the Tender Offers or any other securities of the Offerors. The Tender Offers are not being made to holders of Notes in any jurisdiction or in any circumstances in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Offerors by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
Forward-Looking Disclosure Statement

The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding the terms and timing for completion of the Tender Offers; the satisfaction or waiver of conditions to the Tender Offers; and the timing of payment.

These statements are subject to risks, uncertainties, and other important factors relating to Sensata’s operations and business environment that could cause actual results to differ materially from the results contemplated by any forward-looking statement, and Sensata can give no assurances that these forward-looking statements will prove to be correct. In addition, other known or unknown risks and factors may affect the accuracy of the forward-looking information. Factors that may cause actual results to vary include, but are not limited to, conditions in financial markets, investor responses to the Tender Offers, and other risk factors detailed from time to time in Sensata’s reports filed with the U.S. Securities and Exchange Commission.

The forward-looking statements speak only as of the dates they are made, and, except as otherwise required by applicable securities laws, Sensata undertakes no obligation to publicly update any of its forward-looking statements.
About Sensata Technologies
Sensata Technologies is a global industrial technology company striving to create a safer, cleaner, more efficient and electrified world. Through its broad portfolio of mission-critical sensors, electrical protection components and sensor-rich solutions, Sensata helps its customers address increasingly complex engineering and operating performance requirements. With more than 18,000 employees and global operations in 13 countries, Sensata serves customers in the automotive, heavy vehicle & off-road, industrial, and aerospace markets.
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James Entwistle
+1(508) 954-1561
jentwistle@sensata.com
investors@sensata.com

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